UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2024

E2open Parent Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Great Hills Trail, Suite 300E
Austin, TX
(address of principal executive offices)
78759
(zip code)
866-432-6736
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	ETWO-WT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on October 10, 2023, E2open Parent Holdings, Inc. (the “Company”) appointed Mr. Andrew Appel as Interim Chief Executive Officer of the Company and a director on the Board of Directors of the Company (the “Board”), effective as of such date. In connection with such appointment, the Company and Mr. Appel entered into an employment letter agreement on such date, which memorialized the terms and conditions of his employment as Interim Chief Executive Officer of the Company (the “Prior Agreement”).

On February 8, 2024, the Company and Mr. Appel entered into an amended and restated employment letter agreement (the “A&R Agreement”), with an effective date of February 12, 2024 (the “Effective Date”), to memorialize the terms and conditions of Mr. Appel’s continued employment with the Company as its Chief Executive Officer (with Mr. Appel also continuing to serve as a director on the Board). The A&R Agreement superseded the Prior Agreement in its entirety as of the Effective Date.

Pursuant to the A&R Agreement, Mr. Appel will serve as the Chief Executive Officer of the Company for an initial three-year employment term commencing on the Effective Date (the “Initial Term”), subject to automatic annual renewals (each, a “Renewal Term”) unless the Company or Mr. Appel provide written notice of non-extension at least six months before the end of the Initial Term or any Renewal Term. Either party may terminate Mr. Appel’s employment at any time; provided, that the Company must provide 15 days’ prior notice in the event of a termination by the Company without Cause (as defined in the A&R Agreement).

The A&R Agreement provides for the following: (i) an annual base salary equal to $650,000; (ii) a target annual bonus opportunity equal to 125% of Mr. Appel’s base salary, based upon achievement of performance goals established annually by the Compensation Committee of the Board after consultation with Mr. Appel; and (iii) payment of a one-time cash sign-on award equal to $1,500,000, payable to Mr. Appel within 10 days following the Effective Date; provided, that such cash payment is subject to clawback during the one-year period following the payment date in the event that Mr. Appel voluntarily terminates his employment with the Company. In addition, the A&R Agreement provides that Mr. Appel will not be eligible to receive any equity awards during the Initial Term other than the awards that are granted to him on or prior to the Effective Date.

Pursuant to the A&R Agreement, in the event that Mr. Appel’s employment is terminated by the Company without Cause, subject to his execution and non-revocation of a general release of claims and his continued compliance with the restrictive covenants set forth in the A&R Agreement (as described below), Mr. Appel will receive the following severance benefits: (i) a cash payment equal to two times the sum of his (x) then-current base salary plus (y) target annual bonus in respect of the year in which such termination occurs, payable in a lump sum; and (ii) continued COBRA coverage for up to 18 months following the date of termination. Upon such a termination, Mr. Appel’s outstanding equity awards will be treated in accordance with the applicable award agreements and the E2open 2021 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”).

Further, the A&R Agreement provides for the following restrictive covenants: (i) perpetual non-disclosure of confidential information; (ii) perpetual non-disparagement; (iii) non-competition during employment or service and for 12 months thereafter; and (iv) non-solicitation of customers or employees during employment or service and for 12 months thereafter.

On the Effective Date, Mr. Appel was granted the following equity awards under the Plan, in each case, subject to and governed by the terms and conditions of the Plan and the applicable award agreements evidencing such awards (collectively, the “Award Agreements”): (i) performance awards subject to Mr. Appel’s satisfaction of a three-year service-based vesting period and performance-vesting conditions as set forth in the applicable Award Agreement, consisting of (a) a target grant of 1,500,000 performance-based restricted stock units (up to a maximum of 3,000,000 performance-based restricted stock units, assuming achievement of maximum performance) (the “PSU Award Agreement”), and (b) a target grant of 1,700,000 performance-based stock options (up to a maximum of 3,400,000 performance-based stock options, assuming achievement of maximum performance) (the “Performance-Based Option Award Agreement”); and (ii) time-vesting awards subject to Mr. Appel’s satisfaction of certain service conditions (a three-year service-based vesting period in the case of the time-based restricted stock units and time-based stock options, and a one-year service-based vesting period in the case of the sign-on time-based restricted stock units) as set forth in the applicable Award Agreement, consisting of: (a) a grant of 1,500,000 time-based restricted stock units (the “RSU Award Agreement”); (b) a grant of 1,700,000 time-based stock options (the “Time-Based Option Award Agreement”), and (c) a grant of 285,715 sign-on time-based restricted stock units (the “Sign-On RSU Award Agreement”).

Upon a termination of Mr. Appel’s employment (x) by the Company without Cause (as defined in the Plan), (y) due to death, or (z) due to Disability (as defined in the Plan): (i) the PSU Award Agreement and the Performance-Based Option Award Agreement each provide that the portion of the applicable award that has time-vested as of such date of termination, plus the portion of the applicable award that would have time-vested during the 12-month period following such date of termination, will remain outstanding and eligible to performance-vest during the period ending on the earlier of 18 months following such date of termination and the last day of the applicable performance period (subject to performance hurdles as set forth in the applicable Award Agreement); (ii) the RSU Award Agreement and the Time-Based Option Award Agreement each provide that the portion of the applicable award that is unvested as of such date of termination will immediately vest (however, if such termination occurs prior the first anniversary of the date of grant, the applicable unvested award will remain outstanding and will vest on such date); and (iii) the Sign-On RSU Award Agreement provides that the portion of the award that is unvested as of such date of termination will remain outstanding and will vest on the first anniversary of the date of grant.

Upon the occurrence of a Change in Control (as defined in the Plan): (i) the PSU Award Agreement and the Performance-Based Option Award Agreement each provide that (x) the portion of the applicable award that is not time-vested as of the date of such Change in Control (the “CiC Date”) will immediately time-vest, (y) after giving effect to the foregoing, the applicable award will immediately be deemed to performance-vest based upon the applicable Change in Control Price (as defined therein), and (z) any portion of the applicable award that does not fully vest in accordance with the foregoing will be immediately forfeited; and (ii) the RSU Award Agreement, the Time-Based Option Award Agreement and the Sign-On RSU Award Agreement each provide that the portion of the applicable award that is unvested as of the CiC Date will immediately vest.

Further, each of the PSU Award Agreement, Performance-Based Option Award Agreement, RSU Award Agreement and the Time-Based Option Award Agreement provide that, following the acceleration of vesting upon a Change in Control in accordance with the foregoing, the applicable vested award will be immediately and automatically converted into the right to receive, in respect of each share of Stock (as defined in the Plan) underlying the applicable award, consideration in the form of cash and/or equity in a ratio substantially similar to the ratio to be received by the Company’s shareholders in connection with a Change in Control (each, a “Converted Award”); provided, that the cash portion of each Converted Award will be equal to at least 50%. Subject to Mr. Appel’s continued employment through the CiC Date, each Converted Award will be paid to him on the four and a half month anniversary of the CiC Date (but in no event later than March 15 of the calendar year immediately following the calendar year in which the CiC occurs); provided, that in the event the applicable Converted Award is not assumed by the surviving entity following such Change in Control, such Converted Award will be paid to Mr. Appel within 10 days following the CiC Date.

Notwithstanding the foregoing, each of the PSU Award Agreement, Performance-Based Option Award Agreement, RSU Award Agreement and the Time-Based Option Award Agreement also provide that, upon the occurrence of a Special Change in Control (as defined therein), the economic value of the applicable award that is unvested as of the CiC Date will be immediately and automatically converted, in respect of each share of Stock underlying the applicable award, into a dollar value equal to the sum of (i) the difference between (x) the value of the applicable award, based on a Change in Control Price, and (y) the value of the applicable award, based on a per share Stock price equal to $6.00, with the amount of such difference reduced by 50%, plus (ii) the value of the applicable award, based on a per share Stock price equal to $6.00, and such applicable value will then be immediately and automatically converted into the right to receive consideration in the form of cash and/or equity in a ratio substantially similar to the ratio to be received by the Company’s shareholders in connection with such Special Change in Control (the “Special Converted Award”); provided, that the cash portion of each Special Converted Award will be equal to at least 50%. Subject to Mr. Appel’s continued employment through the CiC Date, each Special Converted Award will be paid to him on the four and a half month anniversary of the CiC Date (but in no event later than March 15 of the calendar year immediately following the calendar year in which the CiC occurs); provided, that in the event the applicable Special Converted Award is not assumed by the surviving entity following such Special Change in Control, such Special Converted Award will be paid to Mr. Appel within 10 days following the CiC Date.

The foregoing description of the A&R Agreement, the PSU Award Agreement, the Performance-Based Option Award Agreement, the RSU Award Agreement, the Time-Based Option Award Agreement and the Sign-On RSU Award Agreement is qualified in its entirety by reference to the complete terms of the A&R Agreement, the PSU Award Agreement, the Performance-Based Option Award Agreement, the RSU Award Agreement, the Time-Based Option Award Agreement and the Sign-On RSU Award Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On February 14, 2024, the Company issued a press release announcing Mr. Appel’s entry into the A&R Agreement pursuant to which he will serve as the Company’s Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number		Description
10.1*	—	Amended and Restated Employment Letter Agreement, by and between E2open Parent Holdings, Inc. and Andrew Appel, dated as of February 8, 2024
10.2*	—	Performance-Based Restricted Stock Unit Award Agreement for Andrew Appel, dated as of February 12, 2024
10.3*	—	Performance-Based Stock Option Award Agreement for Andrew Appel, dated as of February 12, 2024
10.4*	—	Time-Based Restricted Stock Unit Award Agreement for Andrew Appel, dated as of February 12, 2024
10.5*	—	Time-Based Stock Option Award Agreement for Andrew Appel, dated as of February 12, 2024
10.6*	—	Time-Based Restricted Stock Units Award Agreement for Andrew Appel (Sign-On Award), dated as of February 12, 2024
99.1*	—	Press Release, dated as of February 14, 2024
104	—	Cover Page Interactive Data File (formatted in Inline XBRL)

* Furnished herewith

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: February 14, 2024	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton
Executive Vice President and General Counsel